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Exhibit 5.11

CONSENT OF L.P. GIGNAC

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection the report evaluating the Essakane Gold Project in Burkina Faso entitled "IAMGOLD Corporation: Updated Feasibility Study Essakane Project Burkina Faso", effective June 3, 2008, readdressed March 3, 2009, and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009

/s/ LOUIS PIERRE GIGNAC By: Louis Pierre Gignac, D. Eng. Title: Senior Mining Engineer Company: G Mining Services Inc.

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  Exhibit 5.11
CONSENT OF L.P. GIGNAC